Exhibit 99.1

Praxair Reports Second-Quarter 2016 Results

  Sales of $2.7 billion; EPS of $1.39
  Operating and EBITDA margins of 22.1% and 33.0%, respectively
  Strong operating cash flow of $0.7 billion, 26% of sales
  Completed European carbon dioxide acquisition primarily serving food and beverage end-market and purchased remaining interest in Scandinavian joint venture
  Return on capital 12.2%; return on equity 34.0%

DANBURY, Conn.--(BUSINESS WIRE)--July 28, 2016--Praxair, Inc. (NYSE:PX) reported second-quarter net income and diluted earnings per share of $399 million and $1.39, respectively.

Sales in the second quarter were $2,665 million, 3% below the prior-year quarter, primarily due to the impact of negative currency translation of 4% and lower cost pass-through of 1%. Excluding these impacts, sales were 2% higher than the prior-year quarter due to growth from acquisitions and higher pricing. Overall volumes were comparable to the prior-year quarter. Volume growth from new on-site projects, largely in Asia, Europe and South America, was offset by lower base business volumes in the Americas, due primarily to weaker industrial manufacturing activity in the United States and Brazil, and weaker demand in the upstream energy end-market in North America.

Operating profit in the second quarter of $588 million was 23% above the prior-year quarter of $480 million. Excluding the prior-year quarter impact of a charge relating to a cost reduction program, operating profit was 6% lower, and 2% lower excluding currency effects. The operating profit margin as a percentage of sales was 22.1% and the EBITDA margin was 33.0%.

Second-quarter cash flow from operations of $706 million funded $357 million of capital expenditures. Acquisition expenditures in the quarter of $262 million were primarily related to the acquisition of a carbon dioxide business in Europe. In addition, noncontrolling interest expenditures of $107 million were largely attributed to the acquisition of the remaining 34% interest in the company’s Scandinavian industrial gas joint venture. The company paid $214 million of dividends. After-tax return on capital and return on equity for the quarter were 12.2% and 34.0%, respectively.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair’s industrial gas businesses in Asia, Europe and South America grew volumes while benefiting from new on-site project start-ups. However, North America volumes experienced further declines due to weaker upstream energy and U.S. manufacturing activity. Globally, consumer-related end-markets remained healthy and we completed a synergistic European carbon dioxide acquisition that will further expand our food and beverage end-market exposure.

“Praxair’s strategy of optimizing the base business, growing resilient end-markets, executing the project backlog and capitalizing on acquisition and project opportunities continues to drive strong value creation. During the second quarter, these efforts by Praxair employees resulted in robust operating cash flow generation at 26% of sales, and in a mixed macro-economic environment, delivered solid operating and EBITDA margins of 22.1% and 33.0%, respectively.

“As we look to the remainder of the year, while currency translation appears to be less of a headwind at current foreign exchange rates, we do not anticipate significant underlying economic improvement in the second half. Project activity remains strong along the U.S. Gulf Coast, and we continue to expect to grow capital investments with new long-term customer supply contracts to further secure future growth. Praxair’s relentless focus on operational excellence and financial discipline will consistently deliver strong cash flow and earnings per share for our shareholders.”

For the third quarter of 2016, Praxair expects adjusted diluted earnings per share in the range of $1.35 to $1.42, which excludes the impact of pension settlement charges of approximately $0.01 per share expected to be recorded. As a result, GAAP diluted earnings per share is expected to be in the range of $1.34 to $1.41.

For full-year 2016, Praxair expects adjusted diluted earnings per share to be in the range of $5.45 to $5.60. This guidance assumes a negative currency translation impact of approximately 3% year over year. This full-year guidance excludes a $0.05 per share impact of a bond redemption charge taken in the first quarter and a pension settlement expected to be recorded in the third quarter. As a result, GAAP diluted earnings per share is expected to be in the range of $5.40 to $5.55. Full-year capital expenditures are expected to be approximately $1.4 billion.

Following is additional detail on second-quarter 2016 results by segment.

In North America, second-quarter sales were $1,411 million, 5% below the prior-year quarter. Excluding cost pass-through and negative currency translation, sales were 1% lower than the prior-year quarter. Price attainment and volume growth to food and beverage, healthcare and refining customers were more than offset by weaker sales to upstream energy and manufacturing end-markets. Operating profit was $359 million.

In Europe, second-quarter sales were $355 million, 7% above the prior-year quarter. Organic sales grew 4% from the prior year due to higher volumes, including new project start-ups, and higher price. Acquisitions contributed 3% growth, primarily related to a carbon dioxide business largely serving the food and beverage end-market. Operating profit of $68 million grew 8% from the prior year, and 6%, excluding currency translation, from higher price and volumes.

In South America, second-quarter sales were $358 million, 8% below the prior-year quarter. Organic sales, excluding negative currency translation, grew 5% primarily from higher price and new on-site projects. Operating profit was $70 million.

Sales in Asia were $393 million in the quarter, 2% above the prior-year quarter, and 6% higher excluding negative currency impact. Volume growth included new plant start-ups in China and India. Operating profit was $67 million.

Praxair Surface Technologies had second-quarter sales of $148 million as compared to $150 million in the prior-year quarter. Organic sales were 2% lower as favorable price and higher aerospace volumes were more than offset by weaker energy end-market sales. Operating profit was $24 million.

Praxair, Inc., a Fortune 300 company with 2015 sales of $11 billion, is a leading industrial gas company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

Adjusted amounts are non-GAAP measures. Additionally, measures such as EBITDA, free cash flow, after-tax return on capital, return on equity and debt-to-capital are also non-GAAP measures. See the attachments for a summary of non-GAAP Reconciliations and calculations of non-GAAP measures.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, Summary Non-GAAP Reconciliations and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s second-quarter results is being held this morning, July 28, at 11:00 am Eastern Daylight Time. The number is (631) 485-4849 – Conference ID: 45788403. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the GAAP or adjusted projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s latest Annual Report on Form 10-K filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2016	2015	2016	2015

SALES	$2,665	$2,738	$5,174	$5,495
Cost of sales	1,468	1,516	2,849	3,046
Selling, general and administrative	308	297	582	596
Depreciation and amortization	281	278	553	555
Research and development	24	23	47	47
Cost reduction program and other charges	-	146	-	146
Other income (expense) - net	4	2	(1)	(2)
OPERATING PROFIT	588	480	1,142	1,103
Interest expense - net	44	40	109	84
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	544	440	1,033	1,019
Income taxes	146	131	279	293
INCOME BEFORE EQUITY INVESTMENTS	398	309	754	726
Income from equity investments	11	10	21	21
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	409	319	775	747
Less: noncontrolling interests	(10)	(11)	(20)	(23)
NET INCOME - PRAXAIR, INC.	$399	$308	$755	$724

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.40	$1.07	$2.64	$2.51

Diluted earnings per share	$1.39	$1.06	$2.63	$2.49

Cash dividends	$0.75	$0.715	$1.50	$1.43

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	285,702	287,939	285,566	288,541
Diluted shares outstanding (000's)	287,727	290,102	287,426	290,940

Note: See page 9 for a reconciliation to 2016 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$567	$147
Accounts receivable - net	1,741	1,601
Inventories	559	531
Prepaid and other current assets	396	347
TOTAL CURRENT ASSETS	3,263	2,626
Property, plant and equipment - net	11,578	10,998
Goodwill	3,149	2,986
Other intangibles - net	612	568
Other long-term assets	1,209	1,141
TOTAL ASSETS	$19,811	$18,319

LIABILITIES AND EQUITY
Accounts payable	$870	$791
Short-term debt	757	250
Current portion of long-term debt	9	6
Other current liabilities	822	846
TOTAL CURRENT LIABILITIES	2,458	1,893
Long-term debt	9,190	8,975
Other long-term liabilities	2,604	2,545
TOTAL LIABILITIES	14,252	13,413

REDEEMABLE NONCONTROLLING INTERESTS	12	113

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	4,005	4,005
Retained earnings	12,559	12,229
Accumulated other comprehensive income (loss)	(4,174)	(4,596)
Less: Treasury stock, at cost	(7,254)	(7,253)
Total Praxair, Inc. Shareholders' Equity	5,140	4,389
Noncontrolling interests	407	404
TOTAL EQUITY	5,547	4,793
TOTAL LIABILITIES AND EQUITY	$19,811	$18,319

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2016	2015	2016	2015
OPERATIONS
Net income - Praxair, Inc.	$399	$308	$755	$724
Noncontrolling interests	10	11	20	23
Net income (including noncontrolling interests)	409	319	775	747

Adjustments to reconcile net income to net cash provided
by operating activities:
Cost reduction program and other charges, net of payments	-	135	-	135
Depreciation and amortization	281	278	553	555
Accounts receivable	(41)	6	(61)	(44)
Inventory	(1)	(9)	(8)	(15)
Payables and accruals	14	3	(63)	(63)
Pension contributions	(4)	(1)	(6)	(12)
Deferred income taxes and other	48	(21)	69	(75)
Net cash provided by operating activities	706	710	1,259	1,228

INVESTING
Capital expenditures	(357)	(352)	(680)	(749)
Acquisitions, net of cash acquired	(262)	(38)	(325)	(43)
Divestitures and asset sales	6	238	8	240
Net cash used for investing activities	(613)	(152)	(997)	(552)

FINANCING
Debt increase (decrease) - net	595	(89)	690	201
Issuances of common stock	26	17	60	61
Purchases of common stock	(51)	(234)	(83)	(469)
Cash dividends - Praxair, Inc. shareholders	(214)	(205)	(428)	(412)
Excess tax benefit on stock option exercises	-	3	-	17
Noncontrolling interest transactions and other	(107)	(22)	(109)	(38)
Net cash provided by (used for) financing activities	249	(530)	130	(640)

Effect of exchange rate changes on cash and
cash equivalents	4	(9)	28	(26)

Change in cash and cash equivalents	346	19	420	10
Cash and cash equivalents, beginning-of-period	221	117	147	126

Cash and cash equivalents, end-of-period	$567	$136	$567	$136

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2016	2015	2016	2015
SALES
North America	$1,411	$1,482	$2,764	$2,981
Europe	355	331	675	657
South America	358	388	669	789
Asia	393	387	769	758
Surface Technologies	148	150	297	310
Consolidated sales	$2,665	$2,738	$5,174	$5,495

OPERATING PROFIT
North America	$359	$388	$708	$767
Europe	68	63	130	125
South America	70	81	125	166
Asia	67	69	130	138
Surface Technologies	24	25	49	53
Segment operating profit	$588	$626	$1,142	$1,249
Cost reduction program and other charges	-	(146)	-	(146)
Total operating profit	$588	$480	$1,142	$1,103

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2016 (c)		2015 (d)
	Q2	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,665	$2,509	$2,595	$2,686	$2,738	$2,757
Cost of sales	1,468	1,381	1,426	1,488	1,516	1,530
Selling, general and administrative	308	274	275	281	297	299
Depreciation and amortization	281	272	275	276	278	277
Research and development	24	23	23	23	23	24
Cost reduction program and other charges	-	-	-	26	146	-
Other income (expense) - net	4	(5)	28	2	2	(4)
Operating profit	588	554	624	594	480	623
Interest expense - net	44	65	42	35	40	44
Income taxes (b)	146	133	163	156	131	162
Income from equity investments	11	10	12	10	10	11
Net income (including noncontrolling interests)	409	366	431	413	319	428
Less: noncontrolling interests	(10)	(10)	(9)	(12)	(11)	(12)
Net income - Praxair, Inc.	$399	$356	$422	$401	$308	$416

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.39	$1.24	$1.47	$1.40	$1.06	$1.43
Cash dividends per share	$0.75	$0.75	$0.715	$0.715	$0.715	$0.715
Diluted weighted average shares outstanding (000's)	287,727	286,665	286,856	287,311	290,102	291,652

ADJUSTED AMOUNTS (a)
Operating profit	$588	$554	$624	$620	$626	$623
Operating margin	22.1%	22.1%	24.0%	23.1%	22.9%	22.6%
Net Income	$399	$366	$422	$419	$420	$416
Diluted earnings per share	$1.39	$1.28	$1.47	$1.46	$1.45	$1.43

FROM THE BALANCE SHEET
Net debt (a)	$9,389	$9,183	$9,084	$9,344	$9,177	$9,243
Capital (a)	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806
Debt-to-capital ratio (a)	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations (b)	$706	$553	$791	$676	$710	$518
Cash flow used for investing activities	613	384	351	400	152	400
Cash flow (provided by) used for financing activities (b)	(249)	119	410	260	530	110
Capital expenditures	357	323	387	405	352	397
Acquisitions	262	63	39	-	38	5
Cash dividends	214	214	204	203	205	207

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	34.0%	34.6%	34.6%	32.5%	30.5%	29.6%
Adjusted EBITDA (a)	$880	$836	$911	$906	$914	$911
Adjusted EBITDA margin (a)	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%
Debt-to-adjusted EBITDA ratio (a)	2.6	2.6	2.5	2.5	2.4	2.3
Number of employees	26,896	26,558	26,657	26,989	27,302	27,680

SEGMENT DATA
SALES
North America	$1,411	$1,353	$1,421	$1,463	$1,482	$1,499
Europe	355	320	325	338	331	326
South America	358	311	299	343	388	401
Asia	393	376	398	395	387	371
Surface Technologies	148	149	152	147	150	160
Total sales	$2,665	$2,509	$2,595	$2,686	$2,738	$2,757
OPERATING PROFIT
North America	$359	$349	$406	$385	$388	$379
Europe	68	62	62	63	63	62
South America	70	55	55	70	81	85
Asia	67	63	74	77	69	69
Surface Technologies	24	25	27	25	25	28
Segment operating profit	588	554	624	620	626	623
Cost reduction program and other charges	-	-	-	(26)	(146)	-
Total operating profit	$588	$554	$624	$594	$480	$623

(a)	Non-GAAP measure, see Appendix.

(b)	During the second quarter 2016, Praxair adopted the FASB's Accounting Standards Update ("ASU") 2016-09 relating to the accounting for stock compensation. Accordingly, effective with the 2016 second quarter, income taxes and operating cash flows include excess tax benefits related to stock compensation. Additionally, withholding tax payments related to stock compensation are required to be presented as financing versus operating cash flows on a retrospective basis.

(c)	2016 includes a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) in the first quarter related to the redemption of the $325 million 5.20% notes due 2017.

(d)	2015 includes (i) a pre-tax pension settlement charge of $7 million ($5 million after-tax, or $0.02 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (ii) pre-tax charges of $19 million ($13 million after-tax, or $0.04 per diluted share) in the third quarter and $146 million ($112 million after-tax and non-controlling interests, or $0.39 per diluted share) in the second quarter, primarily related to cost reduction actions taken in response to lower volumes resulting from economic slowdown in emerging markets and energy related end-markets. The cost reduction charges by segment are as follows: $67 million in South America; $34 million in North America; $25 million in Asia; $20 million in Europe; and $19 million in Surface Technologies.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2016	2015	2016	2015	2016	2015	2016	2015
Quarter Ended June 30
Reported GAAP Amounts	$2,665	$2,738	$588	$480	$399	$308	$1.39	$1.06
Cost reduction program and other charges (b)	-	-	-	146	-	112	-	0.39
Total adjustments	-	-	-	146	-	112	-	0.39
Adjusted amounts	$2,665	$2,738	$588	$626	$399	$420	$1.39	$1.45

Year To Date June 30
Reported GAAP Amounts	$5,174	$5,495	$1,142	$1,103	$755	$724	$2.63	$2.49
Cost reduction program and other charges (b)	-	-	-	146	-	112	-	0.39
Bond redemption (a)	-	-	-	-	10	-	0.04	-
Total adjustments	-	-	-	146	10	112	0.04	0.39
Adjusted amounts	$5,174	$5,495	$1,142	$1,249	$765	$836	$2.67	$2.88

(a) $16 million charge to interest expense ($10 million after-tax or $0.04 per diluted share) in the 2016 first quarter related to a bond redemption.

(b) Charges in the 2015 second quarter related to the cost reduction program and other charges.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, 2015 second quarter cost reduction program and other charges, and 2014 fourth quarter pension settlement, bond redemption and loss on Venezuela currency devaluation.

	2016		2015				2014
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$706	$553	$791	$676	$710	$518	$772	$713	$847	$555
Less: capital expenditures	(357)	(323)	(387)	(405)	(352)	(397)	(482)	(430)	(384)	(393)
Free Cash Flow	$349	$230	$404	$271	$358	$121	$290	$283	$463	$162

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,956	$9,404	$9,231	$9,480	$9,313	$9,360	$9,225	$9,090	$9,132	$9,236
Less: cash and cash equivalents	(567)	(221)	(147)	(136)	(136)	(117)	(126)	(168)	(173)	(144)
Net debt	9,389	9,183	9,084	9,344	9,177	9,243	9,099	8,922	8,959	9,092
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	12	119	113	169	175	170	176	190	194	195
Praxair, Inc. shareholders' equity	5,140	4,888	4,389	4,264	4,964	5,018	5,623	6,552	6,911	6,600
Noncontrolling interests	407	417	404	380	380	375	387	388	395	398
Total equity and redeemable noncontrolling interests	5,559	5,424	4,906	4,813	5,519	5,563	6,186	7,130	7,500	7,193
Capital	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806	$15,285	$16,052	$16,459	$16,285

Debt-to-capital	62.8%	62.9%	64.9%	66.0%	62.4%	62.4%	59.5%	55.6%	54.4%	55.8%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$588	$554	$624	$620	$626	$623	$663	$711	$697	$675
Less: adjusted income taxes (a)	(146)	(139)	(163)	(164)	(164)	(162)	(161)	(187)	(183)	(176)
Less: tax benefit on adjusted interest expense (a)	(12)	(14)	(12)	(10)	(11)	(12)	(12)	(13)	(12)	(13)
Add: income from equity investments	11	10	12	10	10	11	12	11	10	9
Adjusted net operating profit after-tax (NOPAT)	$441	$411	$461	$456	$461	$460	$502	$522	$512	$495
4-quarter trailing adjusted NOPAT	$1,769	$1,789	$1,838	$1,879	$1,945	$1,996	$2,031	$2,035	$2,011	$1,990

Ending capital (see above)	$14,948	$14,607	$13,990	$14,157	$14,696	$14,806	$15,285	$16,052	$16,459	$16,285
5-quarter average ending capital	$14,480	$14,451	$14,587	$14,999	$15,460	$15,777	$16,007	$16,094	$15,987	$15,757

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.2%	12.4%	12.6%	12.5%	12.6%	12.7%	12.7%	12.6%	12.6%	12.6%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$399	$366	$422	$419	$420	$416	$460	$477	$467	$448
4-quarter trailing adjusted net income - Praxair, Inc.	$1,606	$1,627	$1,677	$1,715	$1,773	$1,820	$1,852	$1,854	$1,828	$1,806

Ending Praxair, Inc. shareholders' equity	$5,140	$4,888	$4,389	$4,264	$4,964	$5,018	$5,623	$6,552	$6,911	$6,600
5-quarter average Praxair shareholders' equity	$4,729	$4,705	$4,852	$5,284	$5,814	$6,141	$6,459	$6,576	$6,452	$6,303

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	34.0%	34.6%	34.6%	32.5%	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company's profitability.

Adjusted net income - Praxair, Inc. (a)	$399	$366	$422	$419	$420	$416	$460	$477	$467	$448
Add: adjusted noncontrolling interests (a)	10	10	9	12	12	12	11	13	14	14
Add: adjusted interest expense - net (a)	44	49	42	35	40	44	43	45	43	46
Add: adjusted income taxes (a)	146	139	163	164	164	162	161	187	183	176
Add: depreciation and amortization	281	272	275	276	278	277	291	301	293	285
Adjusted EBITDA	$880	$836	$911	$906	$914	$911	$966	$1,023	$1,000	$969

Reported sales	2,665	2,509	2,595	2,686	2,738	2,757	2,990	3,144	3,113	3,026
Adjusted EBITDA margin	33.0%	33.3%	35.1%	33.7%	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%
Ending net debt (see above)	$9,389	$9,183	$9,084	$9,344	$9,177	$9,243	$9,099	$8,922	$8,959	$9,092
5-quarter average net debt	$9,236	$9,206	$9,189	$9,157	$9,080	$9,063	$8,943	$8,895	$8,904	$8,819
4-quarter trailing adjusted EBITDA	$3,533	$3,567	$3,642	$3,697	$3,814	$3,900	$3,958	$3,978	$3,923	$3,874

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.6	2.6	2.5	2.5	2.4	2.3	2.3	2.2	2.3	2.3

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2016 and 2014.

	Year-to-date June 30,	First Quarter	Year	Third Quarter	Second Quarter	Year	Fourth Quarter
	2016	2016	2015	2015	2015	2014	2014
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$1,142	$554	$2,321	$594	$480	$2,608	$525
Add: Cost reduction program and other charges	-	-	165	19	146	-	-
Add: Pension settlement charge	-	-	7	7	-	7	7
Add: Venezuela currency devaluation	-	-	-	-	-	131	131
Total adjustments	-	-	172	26	146	138	138
Adjusted operating profit	$1,142	$554	$2,493	$620	$626	$2,746	$663

Reported percentage change	4%
Adjusted percentage change	-9%

Reported sales	$5,174	$2,509	$10,776	$2,686	$2,738	$12,273	$2,990
Adjusted operating profit margin	22.1%	22.1%	23.1%	23.1%	22.9%	22.4%	22.2%

Adjusted Interest Expense - net
Reported interest expense - net	$109	$65	$161	$35	$40	$213	$79
Less: Bond redemption	(16)	(16)	-	-	-	(36)	(36)
Adjusted interest expense - net	$93	$49	$161	$35	$40	$177	$43

Adjusted Income Taxes
Reported income taxes	$279	$133	$612	$156	$131	$691	$145
Add: Cost reduction program and other charges	-	-	39	6	33	-	-
Add: Bond redemption	6	6	-	-	-	14	14
Add: Income tax benefit	-	-	-	-	-	-	-
Add: Pension settlement charge	-	-	2	2	-	2	2
Total adjustments	6	6	41	8	33	16	16
Adjusted income taxes	$285	$139	$653	$164	$164	$707	$161

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$1,033	$489	$2,160	$559	$440	$2,395	$446
Add: Cost reduction program and other charges	-	-	165	19	146	-	-
Add: Bond redemption	16	16	-	-	-	36	36
Add: Pension settlement charge	-	-	7	7	-	7	7
Add: Venezuela currency devaluation	-	-	-	-	-	131	131
Total adjustments	16	16	172	26	146	174	174
Adjusted income before income taxes and equity investments	$1,049	$505	$2,332	$585	$586	$2,569	$620

Adjusted income taxes (above)	$285	$139	$653	$164	$164	$707	$161
Adjusted effective tax rate	27%	28%	28%	28%	28%	28%	26%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$20	$10	$44	$12	$11	$52	$11
Add: Cost reduction program and other charges	-	-	1	-	1	-	-
Less: Income tax benefit	-	-	-	-	-	-	-
Total adjustments	-	-	1	-	1	-	-
Adjusted noncontrolling interests	$20	$10	$45	$12	$12	$52	$11

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$755	$356	$1,547	$401	$308	$1,694	$302
Add: Cost reduction program and other charges	-	-	125	13	112	-	-
Add: Bond redemption	10	10	-	-	-	22	22
Add: Pension settlement charge	-	-	5	5	-	5	5
Add: Venezuela currency devaluation	-	-	-	-	-	131	131
Total adjustments	10	10	130	18	112	158	158
Adjusted net income - Praxair, Inc.	$765	$366	$1,677	$419	$420	$1,852	$460

Reported percentage change	4%
Adjusted percentage change	-8%

Adjusted Diluted EPS
Reported diluted EPS	$2.63	$1.24	$5.35	$1.40	$1.06	$5.73	$1.03
Add: Cost reduction program and other charges	-	-	0.43	0.04	0.39	-	-
Add: Bond redemption	0.04	0.04	-	-	-	0.07	0.07
Add: Pension settlement charge	-	-	0.02	0.02	-	0.02	0.02
Add: Venezuela currency devaluation	-	-	-	-	-	0.45	0.45
Total adjustments	0.04	0.04	0.45	0.06	0.39	0.54	0.54
Adjusted diluted EPS	$2.67	$1.28	$5.80	$1.46	$1.45	$6.27	$1.57

Cash Income Taxes and Interest
Income taxes paid			$420			$606
Interest paid, net of interest capitalized and excluding bond redemption			$174			$174

Third Quarter and Full-Year 2016 Diluted EPS Guidance

	Third Quarter 2016		Full Year 2016
	Low End	High End	Low End	High End

2016 GAAP diluted EPS guidance	$1.34	$1.41	$5.40	$5.55
Add: bond redemption charge - Q1	-	-	0.04	0.04
Add: estimated pension settlement impact - Q3	0.01	0.01	0.01	0.01
2016 adjusted diluted EPS guidance	$1.35	$1.42	$5.45	$5.60

CONTACT:
Praxair, Inc.
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com